UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ALIM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 21, 2024, Alimera Sciences, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and ANIP Merger Sub INC., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Subsidiary”), providing for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time (including each Company RSA (as defined below) but excluding any treasury shares or shares owned by Parent, Merger Subsidiary or any other subsidiary of Parent or the Company), shall be canceled and cease to exist and shall be converted into the right to receive (i) $5.50 in cash, without interest (such amount, as may be adjusted in accordance with the Merger Agreement, the “Closing Cash Consideration”) and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Milestone Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”).

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger.

Consummation of the Merger by Parent and Merger Subsidiary is further subject to satisfaction of customary closing conditions on the part of the Company, including, without limitation, the Company having performed, or complied with, in all material respects its agreements, covenants and other obligations required to be performed or complied with by the Merger Agreement at or prior to the Closing Date, the representations and warranties of the Company being true and correct (subject in certain instances to materiality qualifiers), and no continuing Company Material Adverse Effect.

Consummation of the Merger by the Company is further subject to satisfaction of customary closing conditions on the part of Parent and the Merger Subsidiary, including, without limitation, Parent and Merger Subsidiary having performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required to be performed or complied with by each of them under the Merger Agreement at or prior to the Closing Date, the representations and warranties of Parent and Merger Subsidiary being true and correct (subject in certain instances to materiality qualifiers), and the CVR Agreement being in full force and effect.

The Merger Agreement includes covenants requiring the Company not to (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries (as defined in the Merger Agreement) (subject to the Company Board’s (as defined in the Merger Agreement) ability to exercise its fiduciary duties), (iv) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the Delaware General Corporation Law, (v) otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal, (vi) approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal or (vii) approve, authorize, agree or publicly announce any intention to do any of the foregoing, with customary exceptions for superior proposals. The Merger Agreement also includes covenants customary for a transaction of this nature regarding the operation of the business of the Company and its subsidiaries between signing of the Merger Agreement and the Effective Time.

The Merger Agreement requires the Company, as promptly as reasonably practicable, and in any event within 25 business days following the date of the Merger Agreement, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement for the purpose of seeking stockholder approval to the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $10.4 million. Among other termination rights, and subject to certain limitations, (i) either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by December 21, 2024 and (ii) the Company and Parent may mutually agree to terminate the Merger Agreement.

The Merger Agreement contains representations and warranties by each of Parent, Merger Subsidiary and the Company customary for a transaction of this nature, including those relating to, among other things, the parties’ ability to enter into the Merger Agreement, their outstanding capitalization and regulatory matters. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

At the Effective Time, outstanding awards of restricted stock with respect to shares of Company Common Stock (each, a “Company RSA”), whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be cancelled and cease to exist, and shall be converted into the right to receive the Merger Consideration.

At the Effective Time, each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon, and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.

At the Effective Time, each stock option granted by the Company to purchase Company Common Stock (each, a “Company Option”) that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of Company Common Stock underlying such Company Option and (b) one (1) CVR, (ii) each Company Option that is then outstanding and unexercised, and which has a per share exercise price that equals or exceeds the Closing Cash Consideration, but is less than the Maximum Total Consideration (as defined in the Merger Agreement) (each, an “Eligible Option”) shall be canceled and converted into the right to receive a cash payment equal to (a) the excess, if any, of (A) the Total Consideration (as defined in the Merger Agreement) over (B) the per share exercise price of such Eligible Option, multiplied by (b) the total number of shares of Company Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.

At the Effective Time, each Company performance stock unit (“Company PSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.

At the Effective Time, each Company restricted stock unit (“Company RSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company RSUs.

At the Effective Time, each Company warrant (“Company Warrant”) that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, Parent and the Company entered into a voting agreement (the “Voting Agreement”) with Caligan Partners LP, Caligan Partners Master Fund LP and Caligan Partners CV VI LP (collectively, “Caligan”). Pursuant to the Voting Agreement, Caligan has agreed, among other things, to (i) vote or cause to be voted all of its shares of Company Common Stock in favor of the Merger and the transactions contemplated by the Merger Agreement and (ii) prior to the Expiration Time (as defined in the Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of its shares of Company Common Stock other than with the consent of Parent and the Company. The shares of Company Common Stock owned by Caligan represented approximately 32.1% of the outstanding shares of Company Common Stock as of May 9, 2024.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which each holder of Company Common Stock, as well as holders of Company Warrants, Company Options, Company PSUs, Company RSAs and Company RSUs, may become entitled to contingent cash payments per CVR (each, a “Milestone Payment”), such payments being contingent upon, and subject to, the achievement of: (i) $140.0 million in net revenue (the “2026 Milestone”) on third party sales of ILUVIEN® and YUTIQ® for Parent’s 2026 fiscal year (the “2026 Net Revenue”) and/or (ii) $160.0 million in net revenue (the “2027 Milestone” and together with the 2026 Milestone, the “Milestones”) on third party sales of ILUVIEN® and YUTIQ® for Parent’s 2027 fiscal year (the “2027 Net Revenue”).

When issued, each CVR will entitle the holder (the “Holder”) to receive a Milestone Payment upon satisfaction of the applicable Milestones. The Milestone Payment for each CVR will equal the product (rounded to the nearest 1/100 of $0.01) of (i) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2026 Net Revenue exceeds $140.0 million and the denominator of which is $10.0 million (subject to adjustment for the exercise price of Eligible Options) and/or (ii) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2027 Net Revenue exceeds $160.0 million and the denominator of which is $15.0 million (subject to adjustment for the exercise price of Eligible Options).

If a Milestone is attained, the distributions in respect of the CVRs will be made on or prior to the date that is fifteen (15) business days following the filing by Parent of its audited financial statements with the SEC on Form 10-K in respect of the applicable year in which such Milestone has been achieved, and will be subject to a number of deductions, exceptions and limitations, including but not limited to certain taxes.

Under the CVR Agreement, the Rights Agent will have, and Holders of at least 35% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all Holders of the CVRs. Parent will undertake under the terms of the CVR Agreement to use diligent efforts to achieve the Milestones, as such efforts are further described in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a form of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 24, 2024, the Company and Parent issued a press release announcing the entry of the Company and Parent into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Item 8.01. Other Events.

In connection with the Merger, JPMorgan Chase Bank, N.A. and Blackstone Credit & Insurance (the “Lenders”) have committed to provide debt financing for the transaction in an aggregate principal amount equal to $280.0 million, on the terms and subject to the conditions set forth in a commitment letter, dated June 21, 2024 (the “Debt Commitment Letter”). The obligations of such lenders to provide debt financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Company has agreed to cooperate with and provide customary assistance to Parent in connection with the debt financing.

Forward-looking statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) risks regarding the failure to obtain the necessary financing to complete the merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023 and the Company’s Quarterly Report on Form 10-Q for its fiscal year ended March 31, 2024. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website alimerasciences.com or by writing to the Company’s Secretary at 6310 Town Square Suite 400, Alpharetta, GA 30005.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on June 29, 2023 and the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger
10.1**	Voting Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.
**	Certain terms of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as they are both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: June 24, 2024	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer